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                                                                     Exhibit 2.3

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT

                                    ARTICLE 1
                                 INTERPRETATION

1.1     DEFINITIONS

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "AFFILIATE" has the meaning ascribed thereto in the CBCA.

        "ARRANGEMENT" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement.

        "ARRANGEMENT RESOLUTION" means the special resolution of the Company Securityholders, to be substantially in the form and content of Exhibit B to the Combination Agreement.

        "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Company in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made.

        "BUSINESS DAY" means any day on which commercial banks are open for business in Montreal, Quebec, New York, New York and Milpitas, California, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under applicable laws, in Milpitas, California under applicable laws or in New York, New York under applicable laws.

        "CBCA" means the Canada Business Corporations Act, as now in effect and as it may be amended from time to time prior to the Effective Date.

        "CALLCO" means 3942163 Canada Inc., a corporation existing under the laws of Canada, and being a wholly-owned indirect subsidiary of Parent and a corporation for U.S. federal income tax purposes.

        "CANADIAN RESIDENT" means a resident of Canada for purposes of the ITA.

        "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed.

        "CHANGE IN LAW EXCHANGE DATE" has the meaning ascribed thereto in section 5.3(2).


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        "COMBINATION AGREEMENT" means the combination agreement dated as of
        August 8, 2001, as amended by way of an amending agreement dated as of September 7, 2001, by and among Parent, Exchangeco, 3924548 Canada Inc. and Company, as further amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

        "COMPANY" means C-MAC Industries Inc., a corporation existing under the laws of Canada.

        "COMPANY CIRCULAR" means the notice of the Company Meeting and accompanying management information circular, including all appendices thereto, to be sent to Company Securityholders in connection with the Company Meeting.

        "COMPANY COMMON SHARES" means the outstanding common shares in the capital of Company.

        "COMPANY MEETING" means the special meeting of Company Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

        "COMPANY MEETING DATE" means the date of the Company Meeting.

        "COMPANY OPTIONS" means the Company Common Share purchase options granted under the Company Stock Option Plan.

        "COMPANY SECURITYHOLDERS" means Company Shareholders and holders of Company Options.

        "COMPANY SHAREHOLDERS" means holders of Company Common Shares or, as the context requires, holders of Holding Company Shares.

        "COMPANY STOCK OPTION PLAN" means Company's 1992 Stock Option Plan, as amended, supplemented, restated or replaced from time to time.

        "COURT" means the Superior Court of Justice (Quebec).

        "CURRENT MARKET PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "DEPOSITARY" means National Bank Trust Inc. at its offices set out in the Letter of Transmittal and Election Form.

        "DIRECTOR" means the Director appointed pursuant to section 260 of the CBCA.

        "DISSENT RIGHTS" has the meaning ascribed thereto in section 3.1.

        "DISSENTING SHAREHOLDER" means a holder of Company Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.


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        "DIVIDEND AMOUNT" means an amount equal to the full amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco or Parent from such holder.

        "EFFECTIVE DATE" means the date shown on the Certificate.

        "EFFECTIVE TIME" means 12:01 a.m. (Montreal time) on the Effective Date.

        "ELECTION DEADLINE" means 4:00 p.m. (Montreal time) at the place of deposit on the date which is two Business Days prior to the Company Meeting Date.

        "EXCHANGE RATIO" means, subject to adjustment, if any, as provided herein, 1.755.

        "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions.

        "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be as set out in Appendix 1.

        "EXCHANGEABLE SHARE VOTING EVENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "EXCHANGECO" means Solectron Global Services Canada Inc., a corporation existing under the laws of Canada and being a subsidiary of Callco and a corporation for U.S. federal income tax purposes.

        "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended or varied at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal.

        "GOVERNMENTAL ENTITY" means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the TSE or the NYSE.

        "HOLDERS" means, (a) when used with reference to any shares, the holders of such shares shown from time to time in the register maintained by or on behalf of the applicable corporation in respect thereof and (b) when used with reference to Company Options, the holders thereof from time to time.

        "HOLDING COMPANY" means a single-purpose holding company that, immediately before the Effective Time, (i) is a taxable Canadian corporation for all purposes of the ITA, (ii) is incorporated after August 8, 2001 and validly existing in good standing under the


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        CBCA, (iii) has one or two shareholders (provided that two or more shareholders holding shares of such holding company jointly shall be considered to be one shareholder for this purpose), (iv) has no assets other than Company Common Shares and no liabilities of any kind (contingent or otherwise), (v) is not a party to nor bound by any agreement, commitment or undertaking of any nature whatsoever other than as specifically provided in the holding company participation agreement described in (vii) below, (vi) the shareholders of which have chosen to exercise the Holding Company Alternative by validly completing and delivering to the Depositary by the Election Deadline the Holding Company Letter of Transmittal and Election Form, certificates representing the Holding Company Shares and certificates representing the Company Common Shares held by such Holding Company (along with such other documents as the Depositary, Parent or the Company may require),
        (vii) is a party to (and the shareholders of which and such other persons as Parent may reasonably require are a party to) a holding company participation agreement with Exchangeco, Parent and the Company in a form required by Parent, setting out the terms and conditions upon which such shareholders may avail themselves of the Holding Company Alternative, making such representations, warranties and covenants as Parent may require for this purpose, providing for such shareholders to pay for any costs or expenses incurred by Parent, Nova Scotia Company, Callco, Exchangeco or the Company in connection with the Holding Company Alternative, providing for an indemnity in favour of Parent, Nova Scotia Company, Callco, Exchangeco, the Company and others for any liabilities or claims arising in connection with the Holding Company Alternative and providing for such other terms and conditions as Parent may reasonably require, and (viii) in respect of which all conditions to closing set out in the holding company participation agreement other than the effectiveness of the Arrangement shall have been satisfied prior to the Effective Time to the satisfaction of Parent.

        "HOLDING COMPANY ALTERNATIVE" means the opportunity of Company Shareholders holding Company Common Shares through a Holding Company to participate in the Arrangement by transferring all of the Holding Company Shares to Exchangeco and thereby receiving from Exchangeco the Exchangeable Shares and ancillary rights and/or Parent Common Shares that would otherwise have been received by such Holding Company, as described in section 2.2(b) hereof.

        "HOLDING COMPANY LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by Company Shareholders exercising the Holding Company Alternative, in the form to be provided by Parent.

        "HOLDING COMPANY SHARES" means, in respect of any particular Holding Company, all of the issued and outstanding shares in the capital of such Holding Company.

        "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement as contemplated by section 2.3 of the Combination Agreement.

        "ITA" means the Income Tax Act (Canada), as amended.

        "LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by Company Shareholders (other than such Company Shareholders wishing


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        to exercise the Holding Company Alternative) or for use by holders of
        Company Options, as the case may be, in either such case, in the form accompanying the Company Circular.

        "LIQUIDATION AMOUNT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.1(1).

        "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.1(1).

        "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "NYSE" means the New York Stock Exchange, Inc. or its successors.

        "NOVA SCOTIA COMPANY" means Solectron Canada ULC, an unlimited liability company existing under the laws of Nova Scotia, being a wholly-owned direct subsidiary of Parent and a disregarded entity for U.S. federal income tax purposes.

        "PARENT" means Solectron Corporation, a corporation existing under the laws of Delaware.

        "PARENT CALL RIGHT" has the meaning ascribed thereto in section 5.3(1).

        "PARENT CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.3(1).

        "PARENT COMMON SHARES" means the shares of common stock in the capital of Parent and any other securities into which such shares may be changed, and in the event of any transaction described in section 11.3 of the Exchangeable Share Provisions, the corresponding shares in the capital of Parent Successor.

        "PARENT CONTROL TRANSACTION" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "PERSON" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        "PLAN OF ARRANGEMENT", "HEREOF", "HEREUNDER" and similar expressions means this Plan of Arrangement, including the appendices hereto and includes any agreement or instrument supplementary or ancillary hereto and any amendments or variations hereto made in accordance herewith or made at the direction of the Court.

        "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.2(1).

        "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2(1).

        "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.


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        "REPLACEMENT OPTION" has the meaning ascribed thereto in section
        2.2(2)(f).

        "REDEMPTION PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

        "SPECIAL VOTING SHARE" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

        "STAMP TAXES" means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Plan of Arrangement.

        "SUPPORT AGREEMENT" means the Exchangeable Share support agreement made among Parent, Nova Scotia Company, Callco and Exchangeco substantially in the form and content of Exhibit D to the Combination Agreement, as amended pursuant to the terms of the Support Agreement.

        "TRANSFER AGENT" has the meaning ascribed thereto in section 5.1(2).

        "TRUSTEE" means the trustee chosen by Parent, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

        "TSE" means The Toronto Stock Exchange or its successors.

        "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement made among Parent, Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E to the Combination Agreement, as amended pursuant to the terms of the Voting and Exchange Trust Agreement.

1.2     SECTIONS AND HEADINGS

The division of this Plan of Arrangement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, a section or an exhibit refers to the specified article or section of or exhibit to this Plan of Arrangement.

1.3     NUMBER, GENDER AND PERSONS

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.


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1.4     DATE FOR ANY ACTION

In the event that any date on which any action is required to be taken hereunder by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

                                    ARTICLE 2
                                   ARRANGEMENT

2.1     BINDING EFFECT

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Company, Parent, Nova Scotia Company, Callco, Exchangeco, and all Holding Companies (if any), (ii) all holders and all beneficial owners of Company Common Shares, Holding Company Shares, Company Options and Replacement Options, (iii) all holders and all beneficial owners of Exchangeable Shares from time to time; and (iv) all holders and beneficial owners of Parent Common Shares received in exchange for Company Common Shares or Exchangeable Shares or on exercise of Replacement Options.

2.2     ARRANGEMENT

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order (except that the issuance of Exchangeable Shares pursuant to sections 2.2(a) and (b) and the entering into of the Support Agreement and the Voting and Exchange Trust Agreement pursuant to section 2.2(e) shall occur and shall be deemed to occur simultaneously) without any further act or formality:

        (a) the outstanding Company Common Shares held by each Company Shareholder other than,

               (i) Company Common Shares held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Company Common Shares,

               (ii) Company Common Shares held by Parent or any Affiliate thereof, and

               (iii) Company Common Shares held by any Holding Company,

        (b) shall be transferred by the holder thereof to Exchangeco in exchange for,

               (iv) that number of fully paid and non-assessable Parent Common Shares equal to the product of the total number of such Company Common Shares held by that Company Shareholder multiplied by the Exchange Ratio,


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               (v) that number of fully paid and non-assessable Exchangeable
               Shares (and certain ancillary rights) equal to the product of the total number of such Company Common Shares held by that Company Shareholder multiplied by the Exchange Ratio, or

               (vi) a combination of fully paid and non-assessable Parent Common Shares and fully paid and non-assessable Exchangeable Shares (and certain ancillary rights) which aggregate number of Parent Common Shares and Exchangeable Shares is equal to the product of the total number of such Company Common Shares held by that Company Shareholder multiplied by the Exchange Ratio, the whole as set forth in the Company Shareholder's validly completed Letter of Transmittal and Election Form delivered to the Depositary by the Election Deadline, provided that notwithstanding the foregoing, only Company Shareholders who are either, (1) Canadian Residents who hold such Company Common Shares on their own behalf, or (2) Persons who hold such Company Common Shares on behalf of one or more Canadian Residents, shall be entitled to receive Exchangeable Shares in respect of any such Company Common Shares as set out in (v) and (vi) above, and any elections to receive Exchangeable Shares made by any other Company Shareholders shall be invalid, and the Company Common Shares of any such invalidly electing Company Shareholders and of Company Shareholders who do not validly complete and deliver a Letter of Transmittal and Election Form to the Depositary by the Election Deadline shall be deemed to have been transferred to Exchangeco solely in consideration for Parent Common Shares pursuant to (iv) above;

        (c) all of the outstanding Holding Company Shares in respect of each particular Holding Company shall be transferred by the holder(s) thereof to Exchangeco in exchange for,

               (i) that number of fully paid and non-assessable Parent Common Shares equal to the product of the total number of Company Common Shares held by that Holding Company multiplied by the Exchange Ratio,

               (ii) that number of fully paid and non-assessable Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of Company


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               Common Shares held by that Holding Company multiplied by the
               Exchange Ratio, or

               (iii) a combination of fully paid and non-assessable Parent Common Shares and fully paid and non-assessable Exchangeable Shares (and certain ancillary rights) which aggregate number of Parent Common Shares and Exchangeable Shares is equal to the product of the total number of Company Common Shares held by that Holding Company multiplied by the Exchange Ratio, the whole as set forth in the validly completed Holding Company Letter of Transmittal and Election Form delivered to the Depositary by the Election Deadline, provided that notwithstanding the foregoing, only holders of Holding Company Shares who are either, (1) Canadian Residents who hold such Holding Company Shares on their own behalf, or (2) Persons who hold such Holding Company Shares on behalf of one or more Canadian Residents, shall be entitled to elect to receive Exchangeable Shares in respect of any such Holding Company Shares as set out in (ii) and (iii) above, and any elections to receive Exchangeable Shares made by any other holder of Holding Company Shares shall be invalid, and the Holding Company Shares of any such invalidly electing holders shall be deemed to have been transferred to Exchangeco solely in consideration for Parent Common Shares pursuant to (i) above;

        (d) the names of the holders of the Company Common Shares and Holding Company Shares transferred to Exchangeco pursuant to sections 2.2(a) and 2.2(b) shall be removed from the applicable register of holders of Company Common Shares or Holding Company Shares and added to the applicable register of holders of Parent Common Shares and/or Exchangeable Shares, and Exchangeco shall be recorded as the registered holder of the Company Common Shares and Holding Company Shares so exchanged and shall be deemed to be the legal and beneficial owner thereof;

        (e) for greater certainty, where a beneficial owner of Company Common Shares or shares of a class of Holding Company Shares receives a combination of Parent Common Shares and Exchangeable Shares (and certain ancillary rights) under sections 2.2(a) or 2.2(b) in respect of such Company Common Shares or Holding Company Shares


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               of that class (respectively), a pro rata portion of the total number of Parent Common Shares and the total number of Exchangeable Shares (and certain ancillary rights) so received by such beneficial owner in respect of such Company Common Shares or Holding Company Shares of that class (respectively) will be allocated to each Company Common Share or Holding Company Share of that class (respectively) beneficially owned by that Person at the Effective Time, so that such beneficial owner will receive for each Company Common Share or Holding Company Share of that class (respectively) the same combination of Parent Common Shares and Exchangeable Shares (and certain ancillary rights) as is received for every other Company Common Share or Holding Company Share of that class (respectively) of that beneficial owner at that time;

        (f) coincident with the share exchanges set out in sections 2.2(a) and 2.2(b), Parent, Nova Scotia Company, Callco and Exchangeco shall execute the Support Agreement and Parent, Exchangeco and the Trustee shall execute the Voting and Exchange Trust Agreement and Parent shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to Parent of US$1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under sections 2.2(a) and 2.2(b) in exchange for the Company Common Shares or Holding Company Shares for which they were exchanged; and

        (g) subject to applicable laws and regulatory requirements, each outstanding Company Option that has not been duly exercised prior to the Effective Time shall be exchanged for an option (a "REPLACEMENT OPTION") to purchase from Parent or the Company, as Parent may determine, a number of Parent Common Shares equal to the product of the Exchange Ratio multiplied by the number of Company Common Shares subject to such Company Option. Such Replacement Option shall provide for an exercise price per Parent Common Share equal to the exercise price per Company Common Share of such Company Option immediately prior to the Effective Time


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               divided by the Exchange Ratio. If the foregoing calculation results in the total Replacement Options of a particular holder being exercisable for a total number of Parent Common Shares that includes a fraction of a Parent Common Share, then the total number of Parent Common Shares subject to such holder's total Replacement Options shall be rounded down to the next whole number of Parent Common Shares and the total exercise price for such Replacement Options shall be reduced by the exercise price of the fractional Parent Common Share. The term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of a Replacement Option will be the same as the Company Option for which it is exchanged, and any document or agreement previously evidencing a Company Option shall thereafter evidence and be deemed to evidence such Replacement Option. If any Company Option is subject to a condition that the price of the Company Common Shares on the TSE reach or exceed a minimum price before such option may be exercised, the Replacement Option for such Company Option shall also have such condition, with the following adjustments: (i) the minimum price will be adjusted by dividing such minimum price by the Exchange Ratio; and (ii) such minimum price shall be deemed to refer to the price of Parent Common Shares on the NYSE.

2.3     TAX ELECTION

Each beneficial owner of Company Common Shares or Holding Company Shares who is a Canadian Resident (other than any such owner who is exempt from tax under Part I of the ITA), and who has validly elected (or for whom the holder has validly elected on such beneficial owner's behalf) to receive consideration that includes Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if such beneficial owner is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the corresponding provisions of any applicable provincial income tax legislation) with respect to the transfer of its Company Common Shares or Holding Company Shares to Exchangeco by providing two signed copies of the necessary prescribed election form(s) to KPMG LLP within 90 days following the Effective Date, duly completed with the details of the number of Company Common Shares or Holding Company Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or the corresponding provisions of any applicable provincial income tax legislation), the forms will be signed by Exchangeco and returned to such beneficial owner of Company Common Shares or Holding Company Shares, as applicable, within 30 days after the receipt thereof by KPMG LLP, for filing with the Canada Customs and Revenue Agency (or the applicable provincial taxing authority) by such beneficial owner. Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco's obligation to return duly completed election forms which are received


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                                      -12-


by KPMG LLP within 90 days of the Effective Date, within 30 days after the receipt thereof by KPMG LLP, Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a beneficial owner of Company Common Shares or Holding Company Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial income tax legislation). In its sole discretion, Exchangeco may choose to sign and return an election form received by KPMG LLP more than 90 days following the Effective Date, but Exchangeco will have no obligation to do so.

2.4     ADJUSTMENTS TO EXCHANGE RATIO

The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Shares, other than stock dividends paid in lieu of ordinary course dividends), consolidation, reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Shares occurring after the date of the Combination Agreement and prior to the Effective Time.

                                    ARTICLE 3
                                RIGHTS OF DISSENT

3.1     RIGHTS OF DISSENT

Holders of Company Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (the "DISSENT RIGHTS") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Company not later than 4:00 p.m. (Montreal time) on the Business Day preceding the Company Meeting. Holders of Company Common Shares who duly exercise such rights of dissent and who:

        (a) are ultimately determined to be entitled to be paid fair value for their Company Common Shares, shall be deemed to have transferred such Company Common Shares immediately prior to the Effective Time to the Company, without any further act or formality, and free and clear of all liens, claims and encumbrances, and such shares shall be cancelled as of the Effective Time, or

        (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Common Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Company Common Shares who did not make a valid election to receive Exchangeable Shares and did not exercise the Holding Company Alternative, and shall receive Parent Common Shares in exchange for


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                                      -13-


               their Company Common Shares on the basis determined in accordance with section 2.2(a)(iv) above;

but in no case shall Parent, Nova Scotia Company, Callco, Exchangeco, the Company, the Depositary or any other Person be required to recognize such Dissenting Shareholders as holders of Company Common Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the registers of holders of Company Common Shares at the Effective Time.

                                    ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1     ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Company Common Shares or Holding Company Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to sections 2.2(a) and 2.2(b). Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented Company Common Shares or Holding Company Shares which were exchanged for Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the Company Common Shares or Holding Company Shares under the CBCA and the bylaws of the Company or the Holding Company, as applicable and such other documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.4, in each case, less any amounts withheld pursuant to section 4.7), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares which was not registered in the transfer records of Company, a certificate representing the proper number of Exchangeable Shares may, subject to section 2.2, be issued to the transferee if the certificate which immediately prior to the Effective Time represented Company Common Shares that were exchanged for Exchangeable Shares under the Arrangement, is presented to the Depositary accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were exchanged for Exchangeable Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.3, in each case, less any amounts withheld pursuant to section 4.7.

4.2     EXCHANGE OF CERTIFICATES FOR PARENT COMMON SHARES

At or promptly after the Effective Time, Exchangeco shall deposit or cause the deposit with the Depositary, for the benefit of the holders of Company Common Shares or Holding Company Shares who will receive Parent Common Shares on the Arrangement, certificates representing that number of whole Parent Common Shares to be delivered pursuant to sections 2.2(a) and 2.2(b). Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more Company Common Shares or Holding Company Shares that were exchanged for Parent Common Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the Company Common Shares or Holding Company Shares under the CBCA and the bylaws of the Company or the Holding Company, as applicable, and such other documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Parent Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Parent Common Shares pursuant to section 4.4, less any amounts withheld pursuant to section 4.7), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares which was not registered in the transfer records of Company, a certificate representing the proper number of Parent Common Shares may, subject to section 2.2, be issued to the transferee if the certificate which immediately prior to the Effective Time represented Company Common Shares that were exchanged for Parent Common Shares under the Arrangement, is presented to the Depositary, accompanied by all documents reasonably required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were exchanged for Parent Common Shares under the Arrangement, shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Parent Common Shares as contemplated by this section 4.2, (i) a cash payment in lieu of fractional Parent Common Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Parent Common Shares as contemplated by section 4.3, in each case, less any amounts withheld pursuant to section 4.7.

4.3     DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were exchanged pursuant to section 2.2(a), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4, unless and until the holder of such certificate shall surrender such certificate in accordance with section 4.1 and/or 4.2, as the case may be. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing Company Common Shares without interest, (i) the amount of any cash payable in lieu of a fractional share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares or Parent Common Shares, as the case may be, to which such holder is entitled pursuant hereto and (iii) to the extent not paid under clause (ii), on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and the payment date subsequent to surrender payable with respect to such Exchangeable Shares or Parent Common Shares.

4.4     NO FRACTIONAL SHARES

No certificates representing fractional Exchangeable Shares or fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates pursuant to sections 4.1 and/or 4.2 and no dividend, stock split or other change in the capital structure of Exchangeco or Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco or Parent. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share and/or a Parent Common Share will be entitled to receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares or Parent Common Shares, as the case may be, to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in Exchangeable Shares. The Depositary will sell such Parent Common Shares on the NYSE as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in Parent Common Shares.

A holder of an Exchangeable Share shall not be entitled to any fraction of a Parent Common Share upon the exercise by Callco of the Liquidation Call Right or the Redemption Call Right or upon the exercise by Parent of the Parent Call Right and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Callco or Parent, as the case may be, on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

4.5     LOST CERTIFICATES

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or Parent Common Shares (and a cheque for any dividends or distributions with respect thereto and any cash pursuant to section 4.4) deliverable in accordance with section 2.2 and such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom cash and/or certificates representing Exchangeable Shares or Parent Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Company, Exchangeco, Parent and their respective transfer agents in such sum as Company, Exchangeco or Parent may direct or otherwise indemnify Company, Exchangeco and Parent and the Depositary in a manner satisfactory to Company, Exchangeco and Parent against any claim that may be made against Company, Exchangeco or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6     EXTINCTION OF RIGHTS

Any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were exchanged pursuant to section 2.2(a) that is not deposited with all other instruments required by Section 4.1 and/or 4.2, as the case may be, on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Company, Exchangeco or Parent. On such date, the Exchangeable Shares (and ancillary rights) or Parent Common Shares (or cash in lieu of fractional interests therein, as provided in section 4.4) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent or Callco. None of Parent, Company, Exchangeco or the Depositary shall be liable to any person in respect of any Exchangeable Shares or Parent Common Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.7     WITHHOLDING RIGHTS

Exchangeco, Callco, Company, Parent, the Depositary and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Company Common Shares, Parent Common Shares, Holding Company Shares or Exchangeable Shares such amounts as Company, Exchangeco, Callco, Parent, the Depositary or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under section 116 of the ITA or any corresponding provisions of provincial law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Exchangeco, Callco, Company, Parent, the Depositary and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Exchangeco, Callco, Company, Parent, the Depositary or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Exchangeco, Callco, Company, Parent, the Depositary or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                    ARTICLE 5
             CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1     CALLCO LIQUIDATION CALL RIGHT

In addition to Callco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right, Callco shall have the following rights in respect of the Exchangeable Shares:

(1) Callco shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each such holder of an amount per Exchangeable Share (the "LIQUIDATION CALL PURCHASE PRICE") equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Parent Common Share, plus
        (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder (other than Parent and its Affiliates) shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and Exchangeco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

(2) To exercise the Liquidation Call Right, Callco must notify Exchangeco's transfer agent (the "TRANSFER AGENT"), as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco for the purpose of winding up its affairs and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders (other than Parent and its Affiliates) will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its Affiliates), less any amounts withheld pursuant to section 4.7. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date, each holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total

        Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions.

5.2      CALLCO REDEMPTION CALL RIGHT

In addition to Callco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right, Callco shall have the following rights in respect of the Exchangeable Shares:

(1) Callco shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each such holder of an amount per Exchangeable Share (the "REDEMPTION CALL PURCHASE PRICE") equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one Parent Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder (other than Parent and its Affiliates) shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

(2) To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Callco shall so notify the Transfer Agent and Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date, Callco will purchase and the holders (other than Parent and its Affiliates) will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Redemption Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its Affiliates), less any amounts withheld pursuant to section 4.7. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date each holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a holder of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions, together with accrued and unpaid dividends on such Exchangeable Shares held by the holder on any dividend record date prior to the Redemption Date.

5.3     PARENT CALL RIGHT

(1) Parent will have the right (the "PARENT CALL RIGHT") to purchase, or to cause Callco to purchase, from all but not less than all of the holders of Exchangeable Shares (other than Parent and its Affiliates) on the Change in Law Exchange Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent or Callco, as the case may be, of an amount per Exchangeable Share (the "PARENT CALL PURCHASE PRICE") equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Change in Law Exchange Date, which shall be satisfied in full by Parent delivering or causing to be delivered, or Callco causing to be delivered, to such holder one Parent Common Share, plus, (ii) any Dividend Amount. In the event of the exercise of the Parent Call Right by Parent each holder (other than Parent and its Affiliates) shall be obligated to sell all of the Exchangeable Shares held by such holder to Parent or Callco, as the case may be, on the Change in Law Exchange Date on payment by Parent or Callco, as the case may be, to the holder of the Parent Call Purchase Price for each such share.

(2) To exercise the Parent Call Right, (i) Parent must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Parent's intention to exercise or cause Callco to exercise such right at least 45 days before the Business Day on which the purchase of such Exchangeable Shares shall occur (the "CHANGE IN LAW EXCHANGE DATE") and such notice shall specify whether Parent or Callco will effect such purchase, and (ii) Parent must deliver to the Trustee an opinion in writing signed by

        Canadian counsel to Parent (which counsel must be acceptable to the Trustee) stating that since the Effective Date there has been a change enacted to the ITA and any applicable Quebec provincial income tax legislation to the effect that the sale by beneficial owners of Exchangeable Shares (other than Parent and its Affiliates) who are Canadian Residents and who hold their Exchangeable Shares as capital property for the purposes of the ITA and any applicable Quebec provincial income tax legislation of Exchangeable Shares to Parent or Callco, as the case may be, pursuant to the Parent Call Right will qualify as a tax deferred transaction for purposes of the ITA and any applicable Quebec provincial income tax legislation which opinion, for greater certainty, shall take into account in determining the tax deferred nature of such sale pursuant to the Parent Call Right, the disposition and receipt of any rights pursuant to a shareholder rights plan of Exchangeco or Parent. The Transfer Agent will notify the holders of Exchangeable Shares that the Parent Call Right has been exercised by Parent or Callco. If Parent exercises the Parent Call Right, then on the Change in Law Exchange Date Parent or Callco, as the case may be, will purchase and the holders (other than Parent and its Affiliates) will sell to Parent or Callco, as the case may be, all of the Exchangeable Shares held by such holders for a price per share equal to the Parent Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Parent Call Right, Parent or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change in Law Exchange Date, certificates representing the aggregate number of Parent Common Shares deliverable by Parent or Callco, as the case may be, and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, as the case may be, representing the aggregate Dividend Amount, if any, in payment of the total Parent Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its Affiliates) less any amounts withheld pursuant to section 4.7. Provided that Parent or Callco, as the case may be, has complied with the immediately preceding sentence, on and after the Change in Law Exchange Date, each holder of Exchangeable Shares (other than Parent and its Affiliates) shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, its proportionate part of the total Parent Call Purchase Price payable by Parent or Callco, as the case may be, upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change in Law Exchange Date be considered and deemed for all purposes to be the holder of the Parent Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Parent or Callco, as the case may be, shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Parent or Callco, as the case may be, payable at par at any branch of the bankers of Parent or Callco, as the case may be, in payment of the remaining portion, if any, of the Parent Call Purchase Price less any amounts withheld pursuant to section 4.7 hereof.

                                    ARTICLE 6
                                   AMENDMENTS

6.1     AMENDMENTS TO PLAN OF ARRANGEMENT

(1) Company reserves the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) approved by Parent, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to Company Securityholders if and as required by the Court.

(2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Company at any time prior to the Company Meeting (provided that Parent shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (subject to the requirements of the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only (i) if it is consented to by each of Company, Exchangeco and Parent and (ii) if required by the Court, it is consented to by Company Securityholders voting in the manner directed by the Court.

(4) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Parent, provided that it concerns a matter which, in the reasonable opinion of Parent, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Exchangeable Shares.

                                    ARTICLE 7
                               FURTHER ASSURANCES

7.1     FURTHER ASSURANCES

Each of the parties to the Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX 1
                           TO THE PLAN OF ARRANGEMENT

                           PROVISIONS ATTACHING TO THE
                               EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

1.1     For the purposes of these share provisions:

        "AFFILIATE" has the meaning ascribed thereto in the CBCA.

        "ARRANGEMENT" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which Plan of Arrangement these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A.

        "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

        "BUSINESS DAY" means any day on which commercial banks are open for business in Milpitas, California, New York, New York and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Milpitas, California under applicable laws, in Montreal, Quebec under applicable laws or in New York, New York under applicable laws.

        "CALLCO" means 3942163 Canada Inc., a corporation existing under the laws of Canada, and being a wholly-owned indirect subsidiary of Parent and a corporation for U.S. federal income tax purposes.

        "CALLCO CALL NOTICE" has the meaning ascribed thereto in section 6.3 of these share provisions.

        "CBCA" means the Canada Business Corporations Act, as amended from time to time.

        "COMBINATION AGREEMENT" means the combination agreement dated as of August 8, 2001, as amended by an amending agreement dated as of September 7, 2001, by and among Parent, the Corporation, 3924548 Canada Inc. and C-MAC Industries Inc., as further amended, supplemented and/or restated in accordance with its terms prior to the Effective Date, providing for, among other things, the Arrangement.

        "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying:

        (a)    the Foreign Currency Amount; by

        (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors to be appropriate for such purpose.

        "CLASS A NON-VOTING SHARES" means the Class A Non-Voting Shares in the capital of the Corporation.

        "COMMON SHARES" means the common shares in the capital of the Corporation.

        "CORPORATION" means Solectron Global Services Canada Inc., a corporation existing under the CBCA.

        "CURRENT MARKET PRICE" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the Parent Common Shares are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

        "DEPOSITARY" means any trust company in Canada selected by the Corporation for purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with Article 5 or 7, respectively.

        "DIRECTOR" means the Director appointed pursuant to section 260 of the CBCA.

        "DIVIDEND AMOUNT" means an amount equal to the full amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder.

        "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

        "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein.

        "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an

        Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

        "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Parent Common Shares.

        "GOVERNMENTAL ENTITY" means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation the Toronto Stock Exchange or the NYSE.

        "HOLDER" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares.

        "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 5.1 of these share provisions.

        "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "LIQUIDATION DATE" has the meaning ascribed thereto in section 5.1 of these share provisions.

        "NOVA SCOTIA COMPANY" means Solectron Canada ULC, an unlimited liability company existing under the laws of Nova Scotia, being a wholly-owned direct subsidiary of Parent.

        "NYSE" means the New York Stock Exchange, Inc. or its successors.

        "PARENT" means Solectron Corporation, a corporation existing under the laws of Delaware.

        "PARENT CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "PARENT COMMON SHARE" means a share of common stock in the capital of Parent and any other securities into which such shares may be changed and, in the event of any transaction described in Section 11.3, the corresponding shares in the capital of Parent Successor.

        "PARENT CONTROL TRANSACTION" means any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Parent, or any proposal to do so.

        "PARENT DIVIDEND DECLARATION DATE" means the date on which the board of directors of Parent declares any dividend on the Parent Common Shares.

        "PERSON" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of C-MAC Industries Inc. under section 192 of the CBCA, which plan of arrangement (other than Appendix 1) is attached to these share provisions as Exhibit A and any amendments or variations thereto made in accordance with the Plan of Arrangement or made at the direction of the Court.

        "PURCHASE PRICE" has the meaning ascribed thereto in section 6.3 of these share provisions.

        "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

        "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

        "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares (other than any such shares then held by Parent or an Affiliate of Parent) pursuant to Article 7 of these share provisions, which date shall be no earlier than the seventh anniversary of the Effective Date, unless:

        (a) at any time after the fifth anniversary of the Effective Date, there are fewer than 15,748,337 Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares (other than rights issued pursuant to the Shareholder Rights Agreement) or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as they may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

        (b) at any time, there are fewer than 5,249,446 Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares (other than rights issued pursuant to the Shareholder Rights Agreement) or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as they may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

        (c) a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that the Parent Control Transaction involves a bona fide third party and is not for the primary purpose of causing the occurrence of a Redemption Date, and that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as they may determine, upon such number of days' prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

        (d) an Exchangeable Share Voting Event is proposed and (i) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share

               Voting Event, and (ii) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action; or

        (e) an Exempt Exchangeable Share Voting Event is proposed and the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c), (d), or (e) above to less than 20% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

        "REDEMPTION PRICE" has the meaning ascribed thereto in section 7.1 of these share provisions.

        "RETRACTED SHARES" has the meaning ascribed thereto in section 6.1(a) of these share provisions.

        "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 6.1(c) of these share provisions.

        "RETRACTION DATE" has the meaning ascribed thereto in section 6.1(b) of these share provisions.

        "RETRACTION PRICE" has the meaning ascribed thereto in section 6.1 of these share provisions.

        "RETRACTION REQUEST" has the meaning ascribed thereto in section 6.1 of these share provisions.

        "SHAREHOLDER RIGHTS AGREEMENT" means the Exchangeable Share Rights Agreement made among the Corporation, Parent and National Bank Trust Inc., dated as of December 2, 2001 providing for the rights to purchase Exchangeable Shares upon the terms and conditions set out therein.

        "SUPPORT AGREEMENT" means the Exchangeable Share support agreement made among Parent, Callco, Nova Scotia Company and the Corporation substantially in the form and content of Exhibit D to the Combination Agreement, as amended pursuant to the terms of the Support Agreement.

        "TRANSFER AGENT" means National Bank Trust Inc. or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

        "TRUSTEE" means the trustee chosen by Parent, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

        "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement made among Parent, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E to the Combination Agreement, as amended pursuant to the terms of the Voting and Exchange Trust Agreement.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares, the Class A Non-Voting Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable
        Share:

        (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share equal to and in the currency of or the Canadian Dollar Equivalent of the cash dividend declared on each Parent Common Share on the Parent Dividend Declaration Date;

        (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, by the issue by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

        (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Parent Common Share.

        Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, or through the subdivision of outstanding Exchangeable Shares, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3.1.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of
        Directors:

        (a) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of Parent Common Shares previously outstanding;

        (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

        (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in section 3.5(b) hereof, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Parent

               Common Share and the Current Market Price of a Parent Common
               Share;

        (d) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

        (e) in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such owners determined as if they owned Parent Common Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

        (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

        (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

        (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidating distribution; or

        (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than pursuant to a shareholders rights plan adopted by the Corporation or by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in this Section 4.1 shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid on the Parent Common Shares shall have been declared and paid on the Exchangeable Shares.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Callco of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "LIQUIDATION AMOUNT") equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Parent Common Share, and (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Callco, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the

        Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case, less any amounts withheld on account of tax pursuant to section 13.3). On and after the Liquidation Date, each holder of Exchangeable Shares shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Depositary the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, without interest, (in each case less any amounts withheld on account of tax pursuant to section 13.3) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the Depositary on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, and (ii) on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the
        Corporation:

        (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

        (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

        (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 hereof.

6.2 Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Parent Common Shares to which such holder is entitled and shall comply with section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the "CALLCO CALL NOTICE") within five Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the

        Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the sum of: (i) the Retraction Price per share, and (ii) on the designated payment date therefor, to the extent not paid by the Corporation on or before the designated payment date therefor, any Dividend Amount. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Callco has complied with section
        6.4 hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, in an amount equal to declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax pursuant to section 13.3, and such delivery of such certificates and cheques on behalf of the Corporation or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4 hereof, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be a holder of the Parent Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the

        Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7 and that Callco has not exercised the Retraction Call Right with respect to the Retracted Shares, the holder of such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to constitute notice by the holder to the Trustee instructing the Trustee to require Parent to, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than any such shares then held by Parent or an Affiliate of Parent) for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, together with (ii) the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, less any amounts withheld on account of tax pursuant to section 13.3, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by transferring or causing to be issued or transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to section 13.3. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Depositary named in such notice the total Redemption Price for and the full amount of such dividends on the Exchangeable Shares (except as otherwise provided in this section 7.3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax pursuant to section 13.3, such Redemption Price to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares, without interest, and when received by the Depositary, all dividends and other distributions with respect to the Parent Common Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such Parent Common Shares to such holder (in each case less any amounts withheld on account of tax pursuant to section 13.3), without interest, against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the Depositary on their behalf.

                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and notwithstanding section 8.2 hereof, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

8.2 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by section 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
           RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT COMMON SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section
        10.2 of these share provisions:

        (a) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares (i) who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan;

        (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

        (c) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares:

               (i) shares or securities of Parent of any class other than Parent Common Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire Parent Common Shares);

               (ii) rights, options or warrants other than those referred to in section 11.1(b) above;

               (iii)  evidences of indebtedness of Parent; or

               (iv)   assets of Parent,
        unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Combination Agreement.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

        (a) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares;

        (b) reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

        (c) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares,

        unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Combination Agreement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.

11.3 If Parent, at any time after the date hereof, consummates any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Parent are entitled to receive shares or other ownership interests in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Parent are entitled to receive an interest) is herein called the "Parent Successor") then, provided that the Parent Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to assume the obligations of Parent thereunder to the satisfaction of the Board of Directors, all references in these share provisions to Parent Common Shares shall be deemed to be references to the shares of the Parent Successor which has assumed the obligations of Parent and all references to Parent shall be to Parent Successor, without amendment to these share provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Parent Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent, Callco, Nova Scotia Company and the Corporation with all provisions of the Support Agreement applicable to Parent, Callco, Nova Scotia Company and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

        (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

        (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Parent Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange rights thereunder) and the Retraction Call Right.

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Parent Call Right, in each case, in favour of Callco or Parent, as the case may be, and in the case of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco or Parent, as the case may be, as therein provided.

13.3 The Corporation, Callco, Parent, the Depositary and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco, Parent, the Depositary or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under section 116 of the Income Tax Act (Canada) or any corresponding provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco, Parent, the Depositary and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco, Parent, the Depositary or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and the Corporation, Callco, Parent, the Depositary or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

14.4 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

                                   ARTICLE 15
                 DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

15.1 The Corporation shall be entitled to require any holder of an Exchangeable Share or any Person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to who has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of the Corporation) under section 101 of the Securities Act (Ontario) or under section 147.11 of the Securities Act (Quebec), or as would be required under the articles of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States if the Exchangeable Shares were Parent Common Shares.

                                   ARTICLE 16
                              NO FRACTIONAL SHARES

16.1 A holder of Exchangeable Shares shall not be entitled to any fraction of a Parent Common Share upon the exchange or purchase of such holder's Exchangeable Shares pursuant to Articles 5, 6 or 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation or Callco as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To: Solectron Global Services Canada Inc. (the "Corporation"), National Bank Trust Inc. and 3942163 Canada Inc. ("Callco").

This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with section 6 of the Share Provisions:

        [ ] all share(s) represented by this certificate; or

        [ ]_____________share(s) only represented by this certificate.

        The undersigned hereby notifies the Corporation that the Retraction Date shall be________________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Article 6 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) pursuant to which Parent will purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Callco and the Corporation that the undersigned:

        [ ] is
        (select one)
        [ ] is not

a non-resident of Canada for purposes of the Income Tax Act (Canada).

THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, DEDUCTION AND WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to Callco and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

_____________       _____________________________    ___________________________
(Date)              (Signature of Shareholder)       (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:      _________________________

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:       _______________________________

Signature of Shareholder:         _______________________________

City, Province and Postal Code:   _______________________________

Signature Guaranteed by:          _______________________________

NOTE: If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).